Exhibit 99.1

Marchex Boosts Its Leadership Position in Call Advertising Market

through Acquisition of Mobile Voice Search Leader, Jingle Networks

Acquisition extends Marchex’s market penetration with additional mobile partnerships where more immediate transactions occur

SEATTLE, WA – April 11, 2011 – Marchex, Inc. (NASDAQ: MCHX) today announced the acquisition of Jingle Networks, adding an important and growing source of mobile distribution to its call advertising network. Marchex will pay up to $62.5 million in cash and stock for Jingle Networks, which is one of the leading providers of mobile voice search performance advertising and technology solutions in North America.

Jingle Networks’ core business is providing performance advertising solutions to mobile carriers and mobile network operators so that advertising agencies and businesses can leverage in-call advertising, including pay-for-call, to gain new customers over the phone or through the use of mobile applications. Over the last twelve months, Jingle Networks has added numerous mobile distribution partners and grown its mobile partner call volume by more than 200%.

With the addition of Jingle Networks, the Marchex Call Advertising Network will now have an annualized reach of more than 500 million phone calls across digital media, including mobile. This new call advertising network empowers both large and small businesses to reach customers when they are ready to buy. As the digital advertising market shifts to incorporate phone calls in a more significant way, the Marchex Call Advertising Network is best positioned to provide solutions to advertising agencies and businesses due to its open platform approach using all digital media platforms and supporting all partner types.

“Our product vision is to build the most effective and broadest-reaching call advertising network that connects millions of businesses to hundreds of millions of customers via the phone at the right time in the purchasing process,” said Russell C. Horowitz, CEO and Chairman of the Board at Marchex. “Jingle Networks accelerates our call advertising strategy by adding a key asset in mobile voice search, while also increasing the scale of our call advertising network through their relationships with many of the largest U.S. mobile carriers and leading mobile network providers.”

“Given the unique assets of each company, we believe there are many opportunities to provide further value to our customers and partners with the strengthened call advertising network from Marchex,” said John Roswech, President of Jingle Networks. “We share Marchex’s vision and believe they have the strategy, assets and resources to deliver the most comprehensive call advertising solutions. We are excited to be part of the team.”

Driven by the rapid adoption of mobile and smart phones, mobile carriers and network operators are seeing a significant rise in the number of consumers leveraging voice search to find businesses. Voice search, however, can be costly for mobile carriers and network operators given the technology and other items necessary to operate the service. Through speech-to-text transcription and automation technologies, Jingle Networks reduces these costs while also increasing revenue through an ad-supported business model, including pay-for-call.

With the addition of Jingle Networks to its call advertising network, Marchex’s position in the market is as follows:

•

Advertisers gain access to digital media across Marchex’s Call Advertising Network from exclusive and preferred relationships with more than one hundred channel sources including: four of the top five U.S. mobile carriers, the leading global VOIP provider (Skype), mobile network operators, and mobile application and directory providers.

•

Advertiser breadth continues to grow significantly, spanning national and local advertisers across North America utilizing the Marchex Call Advertising Network to drive qualified calls to their business.

•	Call analytics to track and measure the success of call advertising campaigns.

Call advertising helps businesses acquire and up-sell new customers through phone calls, by reaching customers when they are ready to buy. Marchex provides unique phone numbers and analytics tools that are used by advertisers to place, measure and optimize campaigns across all digital media channels, which helps these businesses increase their sales. Call advertising and analytics technologies are more important than ever to track and measure the success of call advertising campaigns in order to help advertisers better optimize their call advertising strategies to increase impact, maximize spend and deliver better sales results for their business.

“We believe the evolution of the mobile market — the growth of smart phones and other consumer communication technologies such as VOIP — creates significant new growth opportunities in the digital advertising market,” said Pete Christothoulou, COO at Marchex. “While the ‘click’ was the monetization event in the desktop world, we believe that in today’s mobile world the monetization event best suited to connecting advertisers to customers is the call.”

Transaction Details and Financial Considerations:

Consideration:

Under the terms of the agreement, Marchex will pay up to $62.5 million in cash and Marchex common stock plus transaction costs. The consideration is comprised of:

(a) $16.7 million in cash, net of cash acquired, and $8 million of stock (valued based on 15-day trailing average) at closing, and

(b) on each of the 12 and 18 month anniversaries of the closing, Marchex will make payments of between $18 and $18.9 million in cash and/or stock at Marchex’s option.

In addition, following the closing, Marchex anticipates it will issue up to $3.5 million of restricted stock to certain employees of Jingle Networks subject to vesting for up to four years.

Jingle Networks Financial Summary:

Marchex believes Jingle Networks will generate more than $26 million in 2011 revenue, up more than 40% over 2010. For 2011, Marchex estimates $4 million in intercompany eliminations, which would result in more than $22 million in net revenue.

For   the remainder of 2011, Marchex expects Jingle Networks to contribute:

•      more than $16.2 million to its revenue, net of intercompany eliminations;

•      more than $1.2 million in adjusted operating income before amortization;

•      this implies more than $1.7 million in adjusted EBITDA based on estimated add-backs of approximately $0.5 million in additional depreciation and amortization to adjusted operating income before amortization.

Marchex Financial Guidance:	Marchex intends to update its 2011 business outlook upon the release of its first quarter earnings results in May 2011.
Call-Driven Revenue:	With the addition of Jingle, Marchex believes call-driven revenues will represent more than 75% of revenues on an annualized basis by the end of 2011.

Christothoulou adds, “Given their performance, we believe that calls represent one of the primary growth opportunities in digital advertising. The reason is that calls are at the end of the advertising and sales funnel, events that are closest to the transaction and most likely will translate into sales.”

About Marchex:

Marchex’s mission is to unlock local commerce globally by helping advertisers reach customers through the phone when they are ready to buy.

Our performance-based call advertising products, the Marchex Call Advertising Network and Marchex Call Analytics, are reinventing how businesses acquire and upsell new customers through phone calls. Our award-winning Small Business Marketing products empower businesses to efficiently monitor their online presence, communicate with their customers, and acquire new ones. Every day, our products support hundreds of thousands of advertisers and partners, ranging from global enterprises to local businesses.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of April 11, 2011 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information:

To supplement Marchex’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including OIBA, Adjusted OIBA, Adjusted EBITDA and Adjusted non-GAAP EPS.

OIBA represents income (loss) from operations plus (1) stock-based compensation expense and (2) amortization of intangible assets from acquisitions. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex’s management uses Adjusted OIBA, which excludes any gain/loss on sales and disposals of intangible assets as for each asset, these are viewed as non-recurring in nature. Adjusted OIBA is the basis on which Marchex’s internal budgets are based and by which Marchex’s management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex’s consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses or gain/loss such as stock-based compensation, amortization of intangible assets from acquisitions and gain/loss on sales and disposals of intangible assets. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation, amortization, stock compensation expense, and gain/loss on sales and disposals of intangible assets. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex’s management to measure its ability to fund operations and its financing obligations.

Adjusted non-GAAP EPS represents Adjusted non-GAAP Net Income applicable to common stockholders divided by weighted average fully diluted shares outstanding for Adjusted non-GAAP EPS purposes. Adjusted non-GAAP Net Income applicable to common stockholders generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain non-recurring items and represents net income (loss) available to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) amortization of intangible assets from acquisitions, (3) gain/loss on sales and disposals of intangible assets, (4) interest and other income (expense), and (5) dividends paid to participating securities. Adjusted non-GAAP EPS includes dilution from options and warrants, exercise prices per the treasury stock method provided market conditions have been met and includes the weighted average number of all potential common shares relating to restricted stock and restricted stock units, provided market conditions have been met. Shares outstanding for Adjusted non-GAAP EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes. Financial analysts and investors may use Adjusted non-GAAP EPS to analyze Marchex’s financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company’s operating performance compared to that of other companies in its industry.

Marchex’s management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. These non-GAAP terms, as defined by Marchex, may not be comparable to similarly titled measures used by other companies. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For more information about Marchex (NASDAQ: MCHX), please visit www.marchex.com.

For further information, contact:

Trevor Caldwell

Marchex Investor Relations

Telephone: 206.331.3600

Email: ir@marchex.com

Or

MEDIA INQUIRIES

Jim Cullinan

Telephone: 206-724-4588

Email: jcullinan-contractor@marchex.com